Exhibit 10.5

FOURTH AMENDMENT TO FDO HOLDINGS, INC. AMENDED & RESTATED 2011 STOCK INCENTIVE PLAN

WHEREAS, Floor & Decor Holdings, Inc. (the “Company”) maintains the FDO Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan (as amended, the “Plan”);

WHEREAS, pursuant to Article X of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has the authority to amend the Plan at any time; and

WHEREAS, the Committee desires to allow Participants (as defined in the Plan) who have incurred a voluntary Termination without Good Reason (as defined in the Plan) to exercise vested Stock Options (as defined in the Plan) for a period of 30 days from such Termination, in accordance with the terms of the Participant’s applicable Stock Option agreement and the Plan.

NOW, THEREFORE, pursuant to Article X of the Plan, effective as of the date so approved by the Committee, Section 8.2(a)(iii) and Section 8.2(a)(iv) of the Plan are hereby deleted in their entirety and replaced with the following:

(iii) Voluntary Termination without Good Reason:  If a Participant’s Termination is a voluntary Termination by the Participant without Good Reason, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(iv) Termination for Cause.  If a Participant’s Termination: (1) is for Cause or (2) is a voluntary Termination by the Participant after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(v) Unvested Stock Options.  Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

IN WITNESS WHEREOF, the Committee has approved the amendment to the Plan as set forth herein, the Committee has authorized the undersigned officer of the Company to execute this amendment, and the undersigned has caused this amendment to be executed this 24th day of October, 2017.

/s/ David V. Christopherson
David V. Christopherson
Senior Vice President & General Counsel
Floor & Decor Holdings, Inc.